Exhibit 99.1

XPO Logistics Announces Public Filing of Form 10 Registration Statement for Planned Spin-Off of GXO Logistics

Raises full year 2021 guidance for adjusted EBITDA

Provides 2022 guidance for GXO, including year-over-year adjusted EBITDA growth of 14% to 20%

Targets third quarter 2021 completion of spin-off

Announces Investor Days in New York and London

GREENWICH, Conn. — June 9, 2021 — XPO Logistics, Inc. (NYSE: XPO), a leading global provider of supply chain solutions, today announced the filing of a public Form 10 registration statement for GXO Logistics with the U.S. Securities and Exchange Commission. The Form 10 was filed in connection with XPO’s planned spin-off of its logistics segment into a separate publicly traded company. XPO expects to complete the spin-off in the third quarter of 2021, with GXO trading on the New York Stock Exchange, and is pursuing an investment-grade rating for both companies — GXO from day one, and XPO to follow.

In addition, the company filed supplementary financial information for GXO and XPO post spin-off. The Form 10 and supplementary financial information are available on the company’s website at xpo.com/investors.

Brad Jacobs, chairman and chief executive officer of XPO Logistics, said, “GXO’s Form 10 public filing is a key step forward in our spin-off plan. The separation will create two pure-play powerhouses in the supply chain industry, XPO in transportation and GXO in logistics, each with enhanced prospects for growth.”

Malcolm Wilson, chief executive officer of XPO Logistics Europe and planned CEO of GXO, said, “GXO will have accelerated momentum out of the gate as an independent company, as reflected in the strong 2022 guidance we issued today. Our growth is being driven by customer demand for outsourcing and for two areas of logistics where we hold leading positions — warehouse automation and e-commerce.”

Raises Full Year 2021 Guidance for Adjusted EBITDA

XPO has increased its expectation for Q2 2021 adjusted EBITDA to at least $490 million, driven by stronger-than-expected performance in its transportation segment. Consequently, the company has increased its outlook for full year 2021 adjusted EBITDA to at least $1.845 billion to $1.895 billion, compared with the prior guidance of $1.825 billion to $1.875 billion.

The new range for 2021 adjusted EBITDA reflects a year-over-year increase of 32% to 36% above 2020, comprised of:

•	28% to 32% growth in adjusted EBITDA in the logistics segment
•	32% to 36% growth in adjusted EBITDA in the transportation segment

Provides Full Year 2022 Guidance for GXO

The company has issued the following full year preliminary 2022 guidance for GXO, the planned spin-off of its logistics segment, assuming a 2021 separation:

•	Organic revenue growth of 8% to 12% above pro forma 2021
•	Adjusted EBITDA of $700 million to $735 million, reflecting year-over-year growth of 14% to 20% above pro forma 2021
•	Adjusted EBITDAR of approximately $1.5 billion

Announces Investor Days

The company plans to hold an Investor Day to discuss the GXO spin-off on Tuesday, July 13, 2021 in New York, and in London on a date to be announced as air travel restrictions allow.

Unveils GXO.com

The company has launched a new website that provides insight into GXO’s best-in-class capabilities by vertical and service offering. Investors, customers and the media can register for automatic updates on the latest GXO news and progress of the spin-off at gxo.com.

About the GXO Spin-Off

XPO expects to spin off its logistics segment in the third quarter of 2021 as GXO Logistics, creating two, pure-play industry powerhouses. The separation would create two independent public companies with distinct investment identities and service offerings in vast addressable markets. GXO would be the second largest contract logistics company in the world, and XPO would be a leading provider of transportation services, primarily less-than-truckload transportation and truck brokerage. Completion of the spin-off is subject to various conditions, and there can be no assurance that the transaction will occur or, if it does occur, of its terms or timing. For more information, visit gxo.com.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) provides cutting-edge supply chain solutions to the most successful companies in the world, with two business segments: transportation and logistics. The company helps more than 50,000 customers manage their supply chains most efficiently, using a network of 1,621 locations in 30 countries and approximately 140,000 team members, including 108,000 employees and 32,000 temporary workers. The company’s corporate headquarters are in Greenwich, Conn., USA, and its European headquarters are in Lyon, France. Visit xpo.com for more information, and connect with XPO on Facebook, Twitter, LinkedIn, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.

XPO’s and GXO’s non-GAAP financial measures used in this release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) and adjusted earnings before interest, taxes, depreciation, amortization and rent expense (“adjusted EBITDAR”).

Adjusted EBITDA includes adjustments for transaction and integration, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s, GXO’s and each business segment’s ongoing performance.

Adjusted EBITDAR excludes rent expense from Adjusted EBITDA and is useful to management and investors in evaluating GXO’s performance because adjusted EBITDAR considers the performance of GXO’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges. Adjusted EBITDAR is also a measure commonly used by management, research analysts and investors to value companies in the logistics industry. Since adjusted EBITDAR excludes interest expense and rent expense, it allows management, research analysts and investors to compare the value of different companies without regard to differences in capital structures and leasing arrangements.

With respect to XPO’s full year 2021 financial targets for adjusted EBITDA and GXO’s full year 2022 financial targets for adjusted EBITDA and adjusted EBITDAR, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including the statements above regarding plans, benefits and timing of the contemplated spin-off transaction. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to implement our cost and revenue initiatives; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; matters related to our intellectual property rights; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; natural disasters, terrorist attacks or similar incidents; risks and uncertainties regarding the potential timing and expected benefits of the proposed spin-off of our logistics segment, including final approval for the proposed spin-off and the risk that the spin-off may not be completed on the terms or timeline currently contemplated, if at all; the impact of the proposed spin-off on the size and business diversity of our company; the ability of the proposed spin-off to qualify for tax-free treatment for U.S. federal income tax purposes; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our substantial indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; and governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; and competition and pricing pressures.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact

XPO Logistics, Inc.

Tavio Headley

+1-203-413-4006

tavio.headley@xpo.com

Media Contact

XPO Logistics, Inc.

Joe Checkler

+1-203-423-2098

joe.checkler@xpo.com